Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735, 333-31022, 333-100553, 333-141038, 333-163645 and 333-175010) and Form S-3 (Nos. 333-85279, 333-88097, 333-95841, 333-31268, 333-121088, 333-154309 and 333-175107) of the report of Caturano and Company, P.C. (whose name has since been changed to Caturano and Company, Inc.) dated June 10, 2010 relating to the consolidated financial statements and financial statement schedule for the year ended April 30, 2010 of Casella Waste Systems, Inc. and its subsidiaries, which appears in this Annual Report on Form 10-K. We were not engaged to audit, review, or apply any procedures to the adjustments to retroactively reflect the discontinued operations described in Note 16 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by McGladrey LLP, as stated in their report appearing herein.

/s/ Caturano and Company, Inc.

Boston, Massachusetts
June 28, 2012